UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2020

Ariel Clean Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54159	84-1209978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Broad Street, 18th Floor, New York NY	10004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 387-3270

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2020, a Securities Purchase Agreement (“Agreement”) was entered into by and among Yang Yu, an individual, as Buyer, Nexus BioFuel, Inc. and SeaMorri Financial Partners, LLC, as “Sellers” and Ariel Clean Energy Inc., a Delaware corporation (“Company”).

Pursuant to the terms of the Agreement, Sellers agreed to  assign, transfer and convey to Buyer (i) a total of 93,531,000 shares of common stock of Company held collectively by Buyers (“Common Stock”) and (ii) a promissory note of the Company in the amount of $24,339 plus accrued interest (“Promissory Note”). The total consideration to be paid by Buyer is $330,000 and the funds to be used are the funds of the Buyer. The Agreement contains customary representations, warranties, covenants and conditions by the Company.

On the closing of the above transaction, Mr. Delbert Seabrook, the sole officer of the Company, will resign in all officer capacities from the Company and Mr. Yang Yu will be appointed Chief Executive Officer and Chief Financial Officer of the Company. In addition, Mr. Yu will be appointed a director of the Company.

Effective upon the 10th day after the mailing of the Company’s information statement on Schedule 14f-1 (the “Schedule 14f-1”) to the Company’s stockholders (the “Appointment Date”), Mr. Seabrook will resign as a director of the Company. On that same date, Mr. Yu will be appointed as the Company’s Chairman of the Board of the Company.

On closing of the transaction, Mr. Yu will own 93,531,000 shares of common stock of Company, representing 82.55% of the total issued and outstanding shares of common stock of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Delbert Seabrook
Delbert Seabrook
President and Director

Date: September 24, 2020

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